Exhibit 99.1

NEWS RELEASE
--------------------------------------------------
FOR IMMEDIATE RELEASE

                       NOVELIS DECLARES QUARTERLY DIVIDEND

ATLANTA, Oct. 27, 2006 - The Board of Directors of Novelis Inc. (NYSE: NVL) (TSX: NVL) yesterday declared a quarterly dividend of US$0.01 per share on its outstanding common stock, payable on December 20, 2006, to shareholders of record at the close of business on November 20, 2006.

There are approximately 74 million common shares of Novelis Inc. stock outstanding.

Novelis is the global leader in aluminum rolled products and aluminum can recycling. The company operates in 11 countries and has approximately 12,500 employees. Novelis has the unrivaled capability to provide its customers with a regional supply of technologically sophisticated rolled aluminum products throughout Asia, Europe, North America and South America. Through its advanced production capabilities, the company supplies aluminum sheet and foil to the automotive and transportation, beverage and food packaging, construction and industrial, and printing markets. For more information, visit www.novelis.com.

Statements made in this news release which describe Novelis' intentions, expectations or predictions may be forward-looking statements within the meaning of securities laws. Novelis cautions that, by their nature, forward looking statements involve risk and uncertainty and that Novelis' actual results could differ materially from those expressed or implied in such statements. Reference should be made to Novelis' Annual Report on 10-K for the year ended December 31, 2005, as amended and filed with the Securities and Exchange Commission, for a discussion of major risk factors.

                                       ###

MEDIA CONTACT:                                           INVESTOR CONTACT:
Charles Belbin                                           Eric Harris
404-814-4260                                             404-814-4304
charles.belbin@novelis.com                               eric.harris@novelis.com